[HOST AMERICA CORPORATION LOGO]

HOST AMERICA ANNOUNCES PROFITABLE SECOND QUARTER AND APPOINTS
CHIEF OPERATING OFFICER FOR GLOBALNET

HAMDEN, CT – February 18, 2004 - Host America (Nasdaq: CAFÉ) generated revenues of $6,795,681 for the three months ended December 31, 2003 versus $6,349,337 for the three months ended December 31, 2002, a 7% increase.  The Company generated a net profit of $79,651 for the three months ended December 31, 2003 as compared to a net loss of $375,276 for the three months ended December 31, 2002.  The net loss in the 2002 quarter included charges of $380,594 for goodwill impairment and bank related expenses.  The Company had basic and fully diluted earnings per common share of $.03 and $.02, respectively, for the three months ended December 31, 2003.  The Company incurred a net loss per common share of $.17 for the 2002 quarter.  For the six months ended December 31, 2003 revenues were $13,308,691 as compared with $12,933,629 for the 2002 period, a 3% increase.  The Company incurred a net loss of $47,222 for the six months ended December 31, 2003 as compared to a net loss of $366,805 for the six months ended December 31, 2002.  The net loss for the six months ended December 31, 2002 included charges of $403,094 for goodwill impairment and bank related expenses.  The Company had a net loss per common share of $.02 and $.17 for the six months ended December 31, 2003 and 2002, respectively.

In other developments, on February 13, 2004, Host paid Webster Bank the entire outstanding balances on both its term and demand notes payable plus accrued interest.  Host utilized substantially all of the net proceeds from a private placement to liquidate its debt obligations with Webster Bank.

In addition, Host announced that the business dining operation and its subsidiaries, Lindley Food Service and SelectForce, exceeded sales expectations for the second quarter of its fiscal year.  According to Geoffrey Ramsey, CEO, “the growth in sales follows a period of lower than anticipated sales in the previous quarter.”   Ramsey attributed the revenue improvement to adding new clients based upon Host’s strong reputation and its attention to personalized service.  This recently led to the business dining operation and Lindley opening seven new facilities in five states.

Ramsey also announced the appointment of Charles Stevenson to the position of Chief Operating Officer of its wholly-owned subsidiary, GlobalNet Energy Investors, Inc. of Carrollton, TX.  In this position, Stevenson will be responsible for operations, sales and marketing, system installations and new product development.  He joins the Company as an experienced corporate executive in the manufacturing, distribution and sales of energy conservation products.

HOST AMERICA CORPORATION FINANCIAL HIGHLIGHTS

	Six months ended,	Three months ended,

	12/31/03	12/31/02	12/31/03	12/31/02

Net revenues	$13,308,691	$12,933,629	$6,795,681	$6,349,337

Net income (loss)	$ (47,222)	$ (366,805)	$ 79,651	$ (375,276)

Net income (loss) per common share – basic	$ (0.02)	$ (0.17)	$ .03	$ (0.17)

Net income (loss) per common share - diluted	N/A	N/A	$ .02	N/A

Weighted avg. shares outstanding- basic	2,882,949	2,176,027	3,012,448	2,178,516

Weighted avg. shares outstanding - diluted	N/A	N/A	3,410,200	N/A

Host America is an outsourced provider of Food Service Management, Energy Management Conservation and Pre-Employment Background Screening. The Company, headquartered in Hamden, CT, was founded in 1986 and employs 370 people.  The Company’s website is www.hostamericacorp.com.

“Safe Harbor” statement under the Private Securities Litigation reform Act of 1995: The statements contained in this release, which are not historical facts, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Examples of such forward-looking statements include ht expected processing for and sales of products related to this announcement.  These statements are subject to risks and uncertainties that could cause actual results to differ materially form those set forth in or implied by forward-looking statements.  These risks and uncertainties include the risks associated with the Company’s entry into a new commercial food markets that require the company to develop demand for its products, its ability to access the capital markets and other risks described in the Company’s Securities and Exchange Commission fillings.